EXHIBIT 10.69

FIRST AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT, dated as of December 15, 2004 (the “Amendment”), to the Securities Purchase Agreement by and among FiberNet Telecom Group, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”) set forth on the execution pages thereof, dated as of December 10, 2004 (the “Agreement”), is made by and among the Company and the Purchaser. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

BACKGROUND

In consideration of the mutual promises herein contained, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby agree that the Agreement is amended to provide as follows:

1. In Paragraph B of “Background” of the Agreement, the first sentence is hereby amended, restated and replaced in its entirety as follows:

“Upon the terms and conditions stated in this Agreement, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase, units (the “Units”), each Unit consisting of (i) one share of the Company’s Series K Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”), which Preferred Stock shall have the rights, preferences and privileges set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A (the “Certificate of Designation”), shall have an initial conversion price of $1.00, and shall initially be convertible into 10,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and (ii) a warrant, in the form attached hereto as Exhibit B (the “Warrants”), to acquire 3,000 shares of Common Stock at an exercise price equal to $1.00 per share.”

2. In Paragraph C of “Background” of the Agreement, the last line of the paragraph is hereby amended to replace the word “there” with the word “their”.

3. In Exhibit A of the Agreement, Article III, Paragraph E of the Certificate of Designation is hereby amended, restated and replaced in its entirety as follows:

“Conversion Price” means $1.00, and shall be subject to adjustment as provided herein.”

4. In Exhibit B of the Agreement, the last word of the first sentence of the first paragraph of the Warrant is hereby amended to replace “$[            .]” with “$1.00.”

5. Under Section 4(aa) of the Agreement, amendments, modifications, changes and waivers of certain provisions of the Con Ed Agreement are not permitted or given effect unless they are made with the prior written consent of the Purchasers. As a result and in order to permit the execution of this Amendment, the Purchaser, being the sole Purchaser under the Agreement, hereby consents to any and all amendments, modifications, changes and waivers by Con Ed and/or the Company of the provisions of the Con Ed Agreement (including, without limitation, any representations and warranties, covenants and conditions to Con Ed’s obligation to close under the Con Ed Agreement) solely with respect to including within the coverage of such provisions, and permitting the execution of, this Amendment and the amendments to the Agreement effected hereby.

6. This Amendment constitutes the entire agreement between the parties concerning the subject matter hereof. In the event of any conflict, ambiguity or inconsistency between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. The remainder of the Agreement shall remain in full force and effect, unamended.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

PURCHASER:

SDS CAPITAL PARTNERS, LLC

By:
Name:
Title:

3